The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2013

Dated December __, 2013

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

GLOBAL MEDIUM-TERM NOTES, SERIES A

(Senior Unsecured Floating Rate Notes)

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December [ ], 2013

Settlement Date (Original Issue
Date):	December [ ], 2013

Maturity Date:	December [__], 2053

Principal Amount:	US$ [ ]

Price to Public (Issue Price):	100%

Agents Commission:	1.00%

All-in Price:	99.00%

Net Proceeds to Issuer:	US$ [ ]

Interest Rate Basis(Benchmark):	LIBOR, as determined by Reuters

Spread (plus or minus):	Minus 0.25%

Index Currency:	U.S. Dollars

Index Maturity:	One Month

Index Payment Period:	Monthly

Interest Payment Dates:	Interest is payable monthly on the [ ]th day of every month, commencing on January [__], 2014 and ending on the Maturity Date

Initial Interest Rate:	To be determined two London Business Days prior to the Original Issue Date

Dated December __, 2013

Registration Statement No. 333-178262

Interest Reset Periods and
Dates:	Monthly on each Interest Payment Date

Interest Determination Dates:	Monthly, two London Business Days prior to each Interest Reset Date

Day Count Convention:	Actual/360, Modified Following Adjusted

Business Day Convention:	New York

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Call Dates:	The Notes may be redeemed at the option of the Issuer commencing December 15, 2043. See "Additional Terms, Redemption of the Notes" below

Put Dates:	The Notes will be repayable at the option of the holder commencing December 15, 2015. See "Additional Terms, Repayment at Option of Holder" below

CUSIP:	[ ]

ISIN:	[ ]

Redemption of the Notes.

The Issuer may at its option elect to redeem the Notes, in whole or in part, in increments of $1,000 or any multiple of $1,000, upon not less than 30 nor more than 60 days’ prior written notice to the holders, on December __, 2043 or on any business day thereafter at the following redemption prices corresponding to the periods set forth below (expressed as a percentage of the principal amount of the Notes), together with any unpaid accrued interest to the redemption date:

If Redeeming During The Period Set Forth Below	Price
December __, 2043 through December __, 2044	105.00%
December __, 2044 through December __, 2045	104.50%
December __, 2045 through December __, 2046	104.00%
December __, 2046 through December __, 2047	103.50%
December __, 2047 through December __, 2048	103.00%
December __, 2048 through December __, 2049	102.50%
December __, 2049 through December __, 2050	102.00%
December __, 2050 through December __, 2051	101.50%
December __, 2051 through December __, 2052	101.00%
December __, 2052 through December __, 2053	100.50%

Dated December __, 2013

Registration Statement No. 333-178262

Repayment at Option of Holder.

The holders of the Notes may elect to cause the Issuer to repurchase the Notes, in whole or in part, in increments of $1,000 or any multiple of $1,000, upon not less than 30 nor more than 60 days’ prior written notice to the Issuer, on December __ of each of the years set forth below, at the amounts corresponding to the years set forth below (expressed as a percentage of the principal amount of the Notes), together with any unpaid accrued interest to the repayment date:

Repayment Date	Price
December __, 2015	98.00%
December __, 2016	98.00%
December __, 2017	98.00%
December __, 2018	98.00%
December __, 2019	99.00%
December __, 2020	99.00%
December __, 2021	99.00%
December __, 2022	99.00%
December __, 2023	99.00%
December __, 2024	100.00%
On December of every third year thereafter, commencing on December __,2027

Certain United States Tax Considerations.

The following discussion supplements the discussion contained in the Issuer’s Prospectus Supplement dated May 17, 2013 under the heading "United States Tax Considerations." Prospective purchasers of Notes are advised to consult their own tax advisors with respect to tax matters relating to the Notes.

Notes Used as Qualified Replacement Property.

Prospective investors seeking to treat the Notes as "qualified replacement property" for purposes of section 1042 of the Internal Revenue Code of 1986, as amended (the "Code"), should be aware that, in order for the Notes to constitute such qualified replacement property, the Notes themselves and the issuer must meet certain requirements. In general, qualified replacement property is a "security" issued by a domestic corporation that did not, for the taxable year preceding the taxable year in which such security was purchased, have "passive investment income" in excess of twenty-five percent of such corporation’s total gross receipts for such preceding taxable year (the "Passive Income Test") and which meets the other relevant requirements of section 1042. The term "securities" is defined pursuant to section 1042 of the Code to include bonds, debentures, notes or other evidences of indebtedness of a corporation in registered form. The Internal Revenue Service (the "IRS") has in some cases expressed the view that the definition of "security" in section 354 of the Code (which generally does not include short-term debt instruments) may also be relevant in applying section 1042. The Issuer does not express any conclusion on whether the Notes constitute "securities" for purposes of section 1042 of the Code and potential investors should consult their own tax advisors as to the appropriate characterization of the Notes as qualified replacement property for this purpose.

Dated December __, 2013

Registration Statement No. 333-178262

In regards to the Passive Income Test, where the issuing corporation is in control of one or more corporations or such issuing corporation is controlled by one or more other corporations, all such corporations are treated as one corporation (the "Affiliated Group") for purposes of computing the amount of passive investment income for purposes of section 1042. The Issuer believes that the Affiliated Group (which includes the General Electric Company and its controlled subsidiaries) did not, for the taxable year ending December 31, 2012, have passive investment income in excess of twenty-five percent of the Affiliated Group’s gross receipts for the year then ended. In making this determination, the Issuer has made certain assumptions and used procedures that it believes are reasonable. No assurance can be given as to whether the Issuer will continue to meet the Passive Income Test. In addition, it is possible that the IRS may disagree with the manner in which the Issuer has calculated the Affiliated Group’s gross receipts (including the characterization thereof) and passive investment income and the conclusions reached.

Plan of Distribution:

The Notes are being purchased by the underwriters listed below (collectively, the "Underwriters"), as principal, at 100.00% of the aggregate principal amount less an underwriting discount equal to 1.00% of the principal amount of the Notes.

Institution	Commitment
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
Total	[ ]

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling [                  ] toll-free at [                  ].

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2012)

General Electric Capital Corporation
Global Medium-Term Notes
Due From 9 Months to 60 Years From Date of Issue

General Electric Capital Corporation may offer at various times its global medium-term notes denominated in U.S., foreign and composite currencies.

The following terms may apply to the notes. We will provide the final terms for each note in a pricing supplement.

•	The notes will mature in 9 months to 60 years.

•	The notes may be subject to redemption at our option or repayment at the option of the holder.

•	The notes will be either senior or subordinated debt obligations.

•	The notes will bear interest at either a fixed or floating rate. The floating interest rate formula may be based on:

•	CD Rate

•	Commercial Paper Rate

•	Federal Funds Rate

•	LIBOR

•	Treasury Rate

•	Prime Rate

•	CMT Rate

•	Eleventh District Cost of Funds Rate

•	The notes may be issued as indexed notes, dual currency notes, renewable notes, extendible notes or amortizing notes.

•	The notes will be in certificated or book-entry form.

•

Interest will be paid on fixed rate notes on March 15 and September 15 of each year or as otherwise specified in the applicable pricing supplement. Interest will be paid on floating rate notes on dates specified in the applicable pricing supplement.

•

The notes will have minimum denominations of $1,000 for book-entry notes and $100,000 for certificated notes, in each case increased in multiples of $1,000, unless otherwise specified in the applicable pricing supplement. We will specify the minimum denominations for notes denominated in a foreign or composite currency in the applicable pricing supplement.

•	The final terms for our notes may also be contained in a written communication from us or our agents.

Notes issued hereunder may be listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s), in each case as specified in the applicable pricing supplement, including on the official list maintained by the United Kingdom’s Listing Authority and on the London Stock Exchange’s Gilt Edged and Fixed Interest Market. Any such listing and/or admission to trading, or any offer of notes to the public, in the European Economic Area will be made in compliance with the provisions of the European Union’s Directive 2003/71/EC as amended, to the extent that such amendments have been implemented in the relevant member state of the European Economic Area at the relevant time, (the “Prospectus Directive”), and all applicable rules and regulations promulgated thereunder. We may also issue notes which are listed, quoted and/or traded on or by such other or further stock exchanges, competent listing authorities and/or quotation systems as we may decide. We may also issue unlisted notes. A market for any particular tranche of notes may not develop.

The exact proceeds from each sale of notes will be determined at the time of issuance.

Investing in the notes involves risks. See “Risk Factors” on page S-1 of this prospectus supplement and page 1 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Lead Agents

Barclays Capital

BofA Merrill Lynch

Citigroup

Credit Suisse

Deutsche Bank Securities

GE Capital Markets, Inc.

Goldman, Sachs & Co.

HSBC

J.P. Morgan

Morgan Stanley

RBS

UBS Investment Bank

The date of this prospectus supplement is May 16, 2013.

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely on only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, all of which should be read together. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We will only offer to sell notes and seek offers to buy such notes in jurisdictions where offers and sales are permitted.

The delivery of this prospectus supplement does not at any time imply that the information contained in this prospectus supplement about us is correct at any time subsequent to the date hereof or that any other information supplied in connection with the offering of any notes is correct at any time subsequent to the date of the document containing such information.

References in this prospectus to “GECC,” “we,” “us” and “our” are to General Electric Capital Corporation.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks described under “Risk Factors” on page 1 of the accompanying prospectus or in the other documents incorporated by reference into the accompanying prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in accompanying prospectus or in this prospectus supplement before making a decision to invest in the notes.

This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. Notes denominated in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable. You should also consider carefully, among other factors, the matters described below.

Risks of Foreign Currency Notes and Indexed Notes

Exchange Rates and Exchange Controls

An investment in a note denominated in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to you on a U.S. dollar basis.

Except as set forth below, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the relevant government or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to us or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the applicable indenture. However, if we cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, we will be able to satisfy our obligations under those notes by making payment in euro.

The paying agent will make all determinations referred to above at its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the notes.

The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. We disclaim any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters.

Foreign Currency Judgments

The notes will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Courts in the United States outside New York customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

Risks Associated with Indexed Notes

An investment in indexed notes entails significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a note may result in an interest rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on a note may result in an amount of principal and/or premium payable that is less than the original purchase price of the note, including the possibility that no amount will be paid. The secondary market for indexed notes will be affected by a number of factors, independent of our creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. The value of an index can depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. In addition, if the formula used to determine the amount of principal, premium and/or interest payable with respect to indexed notes contains a multiple or leverage factor, the effect of any change in the index will be increased. The historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in indexed notes.

DESCRIPTION OF NOTES

General

The following description of terms of the notes supplements and, where noted, supercedes the general description of the debt securities provided in the accompanying prospectus. However, the pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement. Such information may also be contained in a written communication from us or the agents. It is important for you to consider the information contained in the accompanying prospectus, the prospectus supplement and the pricing supplement in making your investment decision.

This section describes some technical concepts, and thus we occasionally use defined terms. You will find an alphabetized glossary at the end of this prospectus supplement that defines all of the capitalized terms used in this section that are not defined in this section.

The Indentures. We will issue the notes under one of two indentures between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. The Senior Notes (as defined below) will be issued pursuant to an Amended and Restated Indenture dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009 (the “Senior Indenture”). The Subordinated Notes (as defined below) will be issued pursuant to a Subordinated Debt Indenture dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “Subordinated Indenture” and, together with Senior Indenture, the “Indentures”). Since we have only summarized the most significant portions of the Indentures below, you may want to refer to the Indentures for more detailed information.

Ranking. We will issue notes which will be unsecured and will rank equally with all our other unsecured and unsubordinated debt obligations (the “Senior Notes”). We may also issue notes which will be unsecured and rank junior to senior indebtedness (as defined in the Glossary) (the “Subordinated Notes”). The description of the terms of subordination and of the events of default applicable to a series of Subordinated Notes are described in “Description of Debt Securities—Ranking” and “—Events of Default—Subordinated Debt Securities” in the accompanying prospectus, and such terms and events of default may be further changed for a particular series or tranche of Subordinated Notes as described in a pricing supplement. The Senior Notes and the Subordinated Notes are collectively referred to herein as the “notes.” The notes and the Indentures will not limit us from incurring additional debt and will not place any other financial restrictions on us.

Amount. As of March 31, 2013, we have issued and have outstanding approximately $95.5 billion of our global medium-term notes, Series A. The Indentures do not limit the amount of notes that we may offer. Our practice has been to issue the notes in tranches of a single series, but we are not required to do so, and may issue differing series other than Series A.

Reopening of Issue. We may, from time to time, without the consent of the holders of any notes, reopen an issue of notes and issue additional notes with the same terms (including Maturity and interest payment terms) as notes issued on an earlier date. After such additional notes are issued they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

Maturity. Each note will mature on any day from 9 months to 60 years from its date of issue. However, each note may also be subject to redemption at our option and repayment at your option (see “Optional Redemption or Redemption” below).

Pricing Supplement. The pricing supplement relating to a note will describe the following terms:

•	the specified currency;

•	the nominal amount of the note;

•	whether the note is a fixed rate note, a floating rate note, an indexed note, a dual currency note, a renewable note, an extendable note or an amortizing note;

•	the issue price;

•	the expected net proceeds from the issue of the note;

•	the original issue date;

•	the stated maturity date;

•	the series for that note, if any;

•	whether the note will be a Senior Note or a Subordinated Note;

•	if the note will be a Subordinated Note, whether the subordination provisions summarized herein or different subordination provisions will apply;

•	any deletions or modifications of or additions to the Events of Default and related remedies, or the covenants set forth in the applicable Indenture;

•	for a fixed rate note, the rate per annum at which it will bear interest, if any, and the date or dates on which interest will be payable if other than March 15 and September 15;

•

for a floating rate note, the base rate, the initial interest rate, the interest reset period, the interest payment dates, the Index Maturity, the Designated LIBOR Currency, if any, the maximum interest rate, if any, the minimum interest rate, if any, the Spread and/or Spread Multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether the note is an Original Issue Discount Note;

•	for an indexed note, the manner in which interest payments and the principal amount payable at Maturity will be determined;

•	if such note is an amortizing note, an amortization schedule;

•

whether the note may be redeemed at our option, or repaid at the holder’s option prior to the stated maturity date as described further under “Optional Redemption or Repayment” below, and if so, the terms of the redemption or repayment;

•	for notes issued in currencies that may be replaced by the euro, redenomination provisions, if any (see “Euro Redenomination” below);

•	whether the notes will be listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) or whether the notes will be unlisted;

•	in the case of foreign currency notes, whether the notes will be issued in the form of both a DTC Global Note and an International Global Note as described below;

•	whether the notes are a reopening of notes previously issued; and

•	any other terms that do not conflict with the provisions of the Indentures.

Forms of pricing supplements relating to fixed rate and floating rate notes are attached to this prospectus supplement as Annex A and Annex B, respectively. However, the pricing supplement for any offering of notes may vary from these forms. Such information may also be contained in a writing from us or the agents.

Form of the Notes. We will issue the notes in registered form either pursuant to a book-entry system or by issuing multiple certificates which are registered in the names of the investors.

Book-entry notes. We generally issue our notes under a book-entry system where one or more global certificates are issued to a depositary or its nominee and ownership interests in the notes on deposit are credited to investors accounts through participants in the depositary’s system. Unless we otherwise specify in the applicable pricing supplement, global certificates denominated in U.S. currency will name a nominee of The Depository Trust Company, New York, New York (“DTC”) as the registered holder (each certificate so registered to DTC’s nominee is referred to herein as a “DTC Global Note”). DTC maintains a computerized system that will reflect the ownership interests in the registered notes of its Direct Participants (as hereinafter defined). Purchases of securities under the DTC system are made through DTC Direct Participants or through a broker/dealer, bank, trust company or other indirect participant that maintains a relationship with DTC’s Direct Participants. Investors’ ownership of the notes is recorded by the participant in the DTC system through which investors hold beneficial interests in the notes. If specified in the applicable pricing supplements, notes denominated in currencies other than U.S. dollars may also be issued in book-entry form and registered in the name of a nominee for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), Luxembourg. For additional information regarding such notes, you should review”—Special Provisions Relating to Certain Foreign Currency Notes” below.

When a book-entry system is used, the depositary or its nominee will be the owner of the note in our records and will be the entity entitled to all rights as a holder, including the right to all payments and the right to cast a vote, as further described under “DTC, Euroclear and Clearstream Arrangements” below.

Certificated notes. If a book-entry system is not utilized, investors will each receive a certificate evidencing their notes. The certificate will name the owner, unless such owner chooses to have a broker/dealer, bank, trust company or other representative hold these certificates on their behalf. If your name properly appears on the certificate and in our register, then you will be considered the owner of your note for all purposes under the applicable Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, you will be asked directly by us to cast the vote regarding your note. If some other entity holds the certificates for you and is named as owner in our register, that entity will be considered the owner of your note in our register and will be entitled to cast the vote regarding your note. However, depending on your arrangements, this entity may be required to contact you for voting instructions.

Exchanges. Certificated notes cannot be exchanged for book-entry notes. Book-entry notes can be exchanged for certificated notes only if (i) DTC notifies us that it is unwilling or unable to hold DTC Global Notes and another depositary is not appointed or (ii) we determine at any time that the notes shall no longer be represented by global notes, in which case we will inform DTC of such determination, who will, in turn, notify Direct Participants of their right to withdraw their notes from DTC. In these limited circumstances, we will issue to you certificated notes in exchange for the book-entry notes. There will be no service charge for this exchange, but if a tax or other governmental charge is imposed, we may require you to pay it.

Denominations. Notes initially issued in book-entry form will have minimum denominations of $1,000 and notes issued in certificated form will have minimum denominations of $100,000, in each case increased in multiples of $1,000, unless otherwise specified in the applicable pricing supplement. In the limited circumstances that certificated notes are issued in replacement for book-entry notes, such certificated notes will also have denominations of $1,000. Notes that are to be listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospective Directive will be issued in minimum denominations of €1,000 or its equivalent in other currencies. The authorized denominations of notes denominated in a foreign or composite currency will be described in the pricing supplement. DTC currently limits the maximum size of any single global note to $500,000,000. Any notes (including notes denominated in Sterling) issued having a maturity of less than one year will, if the proceeds of issue of such notes are to be accepted by us in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in Section 19 of the United Kingdom’s Financial Services and Markets Act 2000 (the “FSMA”) unless they are issued (a) to a limited class of professional investors and have a minimum denomination of £100,000 (or its equivalent in another currency) or (b) are issued in other circumstances which do not constitute a contravention of Section 19 of the FSMA by us.

Special Provisions Relating to Certain Foreign Currency Notes

If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be issued through participants in the systems of Clearstream, or the Euroclear Operator of the Euroclear System, or indirectly through organizations that are participants in such systems.

Form of Notes. Unless otherwise indicated in the applicable pricing supplement, notes initially offered and sold outside the United States using a book-entry system will be issued as one or more global certificates (each, an “International Global Note”) which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Euroclear and/or Clearstream. If a particular tranche or series is issued utilizing both a DTC Global Note and an International Global Note in order to allow transfers between account holders utilizing the different book-entry systems, the registrar will adjust the amounts of the global notes on the register for the accounts of the nominees for the respective systems.

In certain circumstances, participants in Euroclear and Clearstream may also be beneficial owners of DTC Global Notes. In this case, Clearstream and the Euroclear Operator will hold beneficial interests in a DTC Global Note on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear Operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the DTC. Citibank, N.A. will act as depositary for Clearstream and The Bank of New York will act as depositary for the Euroclear Operator (in such capacities, the “U.S. Depositaries”).

Payments. Distributions of principal and interest with respect to an International Global Note will be credited, in the specified currency, to the extent received by Euroclear or Clearstream, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If the pricing supplement provides for both a DTC Global Note and an International Global Note for a particular tranche or series or if a beneficial interest in a DTC Global Note is held by a participant in Euroclear or Clearstream, then a holder of a beneficial interest in a DTC Global Note will receive all payments in United States dollars in accordance with DTC’s rules and procedures, unless it has, or participants through which it holds its beneficial interest have, made other arrangements.

Secondary Market Trading. The following provisions will apply to trading in the secondary market:

•

Trading between Euroclear and/or Clearstream Participants. Secondary market sales of book-entry interests in an International Global Note to purchasers of book-entry interests in an International Global Note will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the conventional procedures applicable to Eurobonds.

•

Trading between DTC participants. Secondary market sales of book-entry interests in the DTC Global Notes between DTC participants will occur in the ordinary way in accordance with rules of DTC and its participants and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in United States dollars, or free of payment if payment is not effected in United States dollars. Where payment is not effected in United States dollars, separate payment arrangements outside DTC are required to be made between DTC participants.

The following provisions will apply to trading of notes in the secondary market where the applicable pricing supplement indicates that a particular tranche or series of book-entry notes is issued utilizing a both DTC Global Note and an International Global Note.

•

Trading between DTC seller and Euroclear/Clearstream purchaser. When book-entry interests in notes are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC Global Note to the account of a Euroclear or Clearstream account holder wishing to purchase a beneficial interest in an International Global Note, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian will instruct the registrar to (1) decrease the amount of notes registered in the name of Cede & Co. as evidenced by the DTC Global Note and (2) increase the amount of notes registered in the name of the nominee of the common depositary for Euroclear and Clearstream as evidenced by the International Global Note. Book-entry interests will be delivered free of payment to Euroclear or Clearstream for credit to the relevant accountholder on the first Business Day following the settlement date.

•

Trading between Euroclear/Clearstream seller and DTC purchaser. When book-entry interest in the notes are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC Global Note, the Euroclear or Clearstream participant must send to Euroclear or Clearstream, delivery free of payment instructions within its established deadline one Business Day prior to the settlement date. Euroclear or Clearstream will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the registrar to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear and Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will (1) transmit appropriate instructions to the custodian who will in turn deliver such book-entry interests in the notes free of payment to the relevant account of the DTC participant and (2) instruct the registrar to decrease the amount of notes registered in the name of the nominee of the common depositary for Euroclear and Clearstream as evidenced by the International Global Note, and to increase the amount of Notes registered in the name of Cede & Co. evidenced by the DTC Global Note.

All transfers, notices, payments and other procedures, and the timing and sufficiency thereof, relating to DTC, Euroclear and Clearstream or any other such depository or nominee, are subject to the rules and procedures applicable to the relevant book-entry system.

DTC, Euroclear and Clearstream Arrangements.

So long as DTC or its nominee or Euroclear, Clearstream, or their nominee or their common depositary is the registered holder of the global certificates, DTC, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner of notes represented by such global certificates for all purposes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to DTC, Euroclear, Clearstream or such nominee, as the registered holder thereof, and any vote or other action to be taken by the holder shall be made or taken by such registered owner. Beneficial interests in the global certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream and their participants. Generally, these depositories and the broker/dealers, banks, trust companies and other representatives that are part of their respective systems are required to provide for payment to investors in the notes, contact investors for voting instructions, and otherwise provide investors with the rights of a holder in accordance with the applicable procedures and rules of the depository and its participants.

Neither we, the indenture trustee, nor any agent or any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended, will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participant’s accounts. This eliminates the need for physical movement of securities certificates. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream

Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters named in this prospectus supplement. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participants of Euroclear (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters named in this prospectus supplement. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Information concerning DTC, Clearstream, and Euroclear in this prospectus supplement has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

Registration and Transfer of Notes

Book-entry notes. If you transfer your note while it is in book-entry form, the transfer will be reflected on the records of participants in DTC through which your beneficial interest in the note is held, or, in the case of non-U.S. dollar denominated notes, the records of participants in Euroclear and Clearstream through which your note is held. Your broker/dealer, bank, trust company or other representative will arrange for the transfer to be reflected on the applicable clearing system’s records. As long as a depositary or its nominee remains the registered holder of the note, no transfer is reflected in our register.

Certificated notes. In addition to acting as trustee under the Indenture, The Bank of New York Mellon also acts as our registrar for notes. If a book-entry system were not in effect, the holders of registered notes would go to The Bank of New York Mellon’s office at 101 Barclay Street, New York, NY 10286 or, in the case of notes to be listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, to such other place as we may from time to time specify for such purposes in relation to any notes in order to:

•	register the transfer of any certificated note;

•	exchange certificated notes for notes of different denominations;

•	deliver payment instructions;

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obtain a new note to replace a note that has been lost or destroyed (you may be required to provide a document to The Bank of New York Mellon and us agreeing to return the new certificate if the missing one is found); or

•	present notes that have matured or been redeemed in exchange for payment.

Methods of Payment

Paying Agents. The Bank of New York Mellon, acts as our paying agent and will make all payments on the notes on our behalf.

For so long as the notes of any tranche are listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, we will at all times maintain a paying agent and a transfer agent in Luxembourg and if European Council Directive 2003/48/EC or any Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is brought in force, we will ensure that we maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax from payment in respect of the notes pursuant to any such Directive or law.

Book-entry notes. The Bank of New York Mellon will make payments of principal and interest on book-entry notes to the account of DTC’s nominee, or other depository, as applicable, as registered holder, by wire transfer of immediately available funds. Neither we nor The Bank of New York Mellon can make any payments to owners of beneficial interests in book-entry notes. Instead, DTC, Euroclear or Clearstream, as applicable, will credit the funds to which an investor is entitled to the account of the participant through which the investor holds its note. That participant, in turn, will credit these funds to your account (or the account of any other intermediary through which you hold your note).

We understand that DTC’s current practice is to credit interest payments (including interest payable at Maturity) and principal payments in immediately available funds. These payments and credits will be made pursuant to the rules of DTC, in accordance with any standing instructions you have with your broker dealer, bank, trust company or other participant in DTC through which you hold your notes and with customary practice in the broker/dealer industry. Neither we nor The Bank of New York Mellon will be involved with, or responsible for, the movement of funds once The Bank of New York Mellon has paid the nominee or depository that appears its register.

Certificated notes. Each registered holder of certificated notes will receive payments of principal and interest due at Maturity or earlier redemption by wire transfer of immediately available funds after presenting the matured or redeemed note at The Bank of New York Mellon’s office (the address is given above) or in the case of notes to be listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, at such other place as we may from time to time specify for such purposes in relation to any notes. Interest payable at any other time will be paid by check mailed to your address as it appears in The Bank of New York Mellon’s records. If you own $5,000,000 or more of notes having the same terms and conditions, we will pay you interest prior to Maturity by wire transfer of immediately available funds if you give the appropriate instructions to The Bank of New York Mellon at least 10 calendar days before the applicable interest payment date.

DTC notes denominated in a foreign currency. Purchasers of book-entry notes representing beneficial interests in a DTC Global Note denominated in a foreign currency must pay for their notes in that currency. If you prefer to pay in U.S. dollars, the agents will convert U.S. dollars into the foreign currency on your behalf to enable you to make payment in that currency. You must notify the agents that you would like them to provide this service for you at least three Business Days before the date of delivery of the note. These services are available only in connection with the initial distribution of notes denominated in a foreign currency.

Except as described below, regardless of whether the notes are in book-entry or certificated form, all payments of principal and interest on foreign currency notes (other than dual currency notes, as described under “Interest and Interest Rates” below) will be made in U.S. dollars based on the Noon Buying Rate. The Bank of New York Mellon will convert these U.S. dollar payments into the currency of the notes on your behalf if you request the conversion at least ten calendar days before the applicable payment date. Any currency conversion will be based upon a firm bid quotation in New York City received by The Bank of New York Mellon at approximately 11:00 a.m., Eastern Time, on the second Business Day preceding the applicable payment date from a recognized foreign exchange dealer (which may be The Bank of New York Mellon). If The Bank of New York Mellon cannot obtain a bid quotation for the conversion of U.S. dollars into the relevant foreign currency, then payments on the note will be made in U.S. dollars.

If you request an interest payment in a foreign currency, or, in the case of a dual currency note, interest payments are to be made in a foreign currency the payment will be paid by check mailed to your address as it appears in The Bank of New York Mellon’s records. If you request that the principal payment on your note, including any interest payable at Maturity, be in a foreign currency, or, in the case of a dual currency note, the principal payment, including any interest payable at Maturity, is to be made in a foreign currency, such payment will be paid by check after you present the matured or redeemed note at The Bank of New York Mellon’s office (the address is given above) or in the case of notes to be listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, at such other place as we may from time to time specify for such purposes in relation to any notes. Checks in foreign currencies will be drawn from banks located outside the U.S. If you hold $1,000,000 or more of notes denominated in a foreign currency having the same terms and conditions, you can request that The Bank of New York Mellon make payments in the foreign currency by wire transfer. You must request wire transfers no later than the record date for interest payments and, in the case of payments of principal, no later than fifteen calendar days prior to Maturity. Foreign currency wire transfers must be made to banks located outside the U.S.

DTC will not accept foreign currency payments. You may elect to receive foreign currency payments in respect of book-entry notes by notifying your broker/dealer, bank, trust company or other participant in DTC through which you hold notes at least 15 calendar days prior to the payment date that you have elected to receive all or a portion of the foreign currency payment in that foreign currency and by providing your broker/ dealer, bank, trust company or other participant in DTC with wire transfer instructions to an account maintained in that foreign currency. Such DTC participant in turn will notify DTC of your election and wire transfer instructions and DTC will pass those on to The Bank of New York Mellon. If The Bank of New York Mellon receives those instructions from DTC in time, you will receive payment in the foreign currency, after deduction of The Bank of New York Mellon’s currency conversion and other costs. Otherwise, you will receive payment in U.S. dollars through DTC.

You will be responsible for the costs of any currency conversion effected by The Bank of New York Mellon on your behalf.

In certain circumstances we may offer notes denominated in a foreign currency that are registered in the name of a nominee for, and deposited with, a common depositary for Euroclear and Clearstream. In these circumstances and without having to make a request therefor, you will be entitled to receive payments of interest or principal in the relevant foreign currency. Payments of principal and interest will be made to the common depositary or its nominee for credit to the accounts of participants in Euroclear and Clearstream in accordance with the normal procedures applicable to Euroclear and Clearstream, as described above.

Payments to Registered Holders. Payments of interest on notes are payable to the entity or person in whose name the note is registered at the close of business on the record date before each interest payment date. However, interest payable at Maturity, redemption or repayment will be payable to the person to whom principal is payable. The first interest payment on any note originally issued between a record date and an interest payment date or on an interest payment date will be made on the interest payment date after the next record date. The record date for any interest payment date for a floating rate note will be the date (whether or not a Business Day) 15 calendar days immediately before the interest payment date, and for a fixed rate note will be the last day of February or August (whether or not a Business Day) immediately before the interest payment date or Maturity, unless otherwise specified in the applicable pricing supplement.

Optional Redemption or Repayment. We may issue notes that permit us to redeem them prior to their Maturity (“calls”) or that permit you to require us to repay them prior to their Maturity (“puts”). Any such redemption or repayment provisions, including the date(s) on which the call or put may occur and whether redemptions or repayments may be made in whole or in part, will be described in the pricing supplement relating to the specific notes.

If we are permitted to call any notes, we will give notice of redemption to you (or the depositary or other entity that is the registered holder of your notes) by mail at least 30 calendar days and not more than 60 calendar days prior to the date set for redemption. In the case of notes listed on the Luxembourg Stock Exchange, we will also notify you and the Luxembourg Stock Exchange in the manner specified under “—Notices” herein.

If you are permitted to put any notes, the registered holder must notify The Bank of New York Mellon at least 30 calendar days and not more than 60 calendar days prior to the date set for repayment. For any note to be repaid, The Bank of New York Mellon must receive (i) in the case of a certificated note, the note with the attached “Option to Elect Repayment” form completed, or a letter from a broker/dealer, bank or trust company notifying The Bank of New York Mellon of your intent to elect repayment of your notes and guaranteeing that you will deliver the note and the attached “Option to Elect Repayment” form not later than five Business Days after the date set for repayment or (ii) in the case of a book-entry note, instructions to such effect from the beneficial owner of the note to The Bank of New York Mellon through DTC or the common depositary, as the case may be.

Any notice of redemption delivered by you or by us will be irrevocable.

Open-market Purchases. We may, at any time, purchase notes at any price from holders of notes or in the open market. If we purchase any of our notes, we may hold them, resell them, subject to applicable law, or surrender them to The Bank of New York Mellon for cancellation.

Interest and Interest Rates

The interest rates we will offer with respect to the notes may differ depending on, among other things, the aggregate principal amount of notes purchased in a single transaction.

Fixed Rate Notes

Each fixed rate note will bear interest at the annual rate specified in the note and in the applicable pricing supplement. Interest on the fixed rate notes will be paid on March 15 and September 15 of each year or as specified in the applicable pricing supplement. Interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months or as specified in the applicable pricing supplement. In the event that any Interest Payment Date (as defined below) or Maturity for any fixed rate note is not a Business Day, principal and/or interest on such fixed rate note will be paid on the next succeeding Business Day; however, we will not pay any additional interest due to the delay in payment.

Floating Rate Notes

General

Each floating rate note will have an interest rate formula. The formula may be based on:

•	the CD Rate;

•	CMT Rate;

•	the Commercial Paper Rate;

•	the Eleventh District Cost of Funds Rate;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate;

•	the Treasury Rate; or

•	another rate specified in the applicable pricing supplement.

The applicable pricing supplement will also indicate the Spread and/or Spread Multiplier, if any. In addition, any floating rate note may have a maximum or minimum interest rate limitation.

Date of Interest Rate Change

The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually (the day on which such interest rate is reset is the “Interest Reset Date” and the period from one Interest Reset Date to the next Interest Reset Date is an “Interest Reset Period”). Unless we state otherwise in the applicable pricing supplement, the Interest Reset Dates will be:

•	for floating rate notes that reset daily, each Business Day;

•	for floating rate notes (other than Treasury Rate notes) that reset weekly, Wednesday of each week;

•	for Treasury Rate notes that reset weekly, Tuesday of each week;

•	for floating rate notes (other than Eleventh District Cost of Funds Rate Notes) that reset monthly, the third Wednesday of each month;

•	for Eleventh District Cost of Funds Rate Notes, all of which reset monthly, the first calendar day of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

•	for floating rate notes that reset semiannually, the third Wednesday of each of the two months specified in the pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of the month specified in the pricing supplement.

If an Interest Reset Date for any floating rate note falls on a day that is not a Business Day, it will be postponed to the following Business Day, except that, in the case of a LIBOR note, if that Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

How Interest Is Calculated

We will appoint a calculation agent to calculate interest rates on the floating rate notes. Unless we choose a different party in the pricing supplement, the lead agent for an issue of notes will be the calculation agent for those notes. Floating rate notes will accrue interest from and including the original issue date or the last date to which interest has been paid or provided for, as the case may be, to but excluding the applicable Interest Payment Date, as described below, or Maturity, as the case may be.

Accrued interest on floating rate notes will be calculated by multiplying the principal amount of such note (or, in the case of an indexed note, unless otherwise specified in the pricing supplement, the face amount of such indexed note) by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, the Eleventh District Cost of Funds Rate notes, Federal Funds rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes. For these calculations, the interest rate in effect on any Interest Reset Date will be the new reset rate.

The calculation agent will round all percentages resulting from any calculation of the rate of interest on a floating rate note, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward (e.g. 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)) and all currency amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

The calculation agent will promptly notify The Bank of New York Mellon (and, in the case of floating rate notes listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, such other persons as we may from time to time specify for such purposes in relation to any notes) of each determination of the interest rate. The calculation agent will also notify such persons of the interest rate, the interest amount, the interest period and the interest payment date related to each Interest Reset Date as soon as such information is available. The paying agents will make such information available to the holders of such notes and, in the case of notes listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, such stock exchange(s), competent authority(ies) and/or market(s). The Bank of New York Mellon will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date relating to such floating rate note.

So long as any floating rate notes are listed on an exchange and the rules of such exchange so require, we will maintain a calculation agent for such floating rate notes, and we will notify the holders of such floating rate notes in the manner specified under “—Notices” herein in the event that we appoint a calculation agent with respect to such floating rate notes other than the calculation agent designated as such in the applicable Pricing Supplement.

When Interest Is Paid

Unless we state otherwise in the applicable pricing supplement, we will pay interest on floating rate notes as follows:

(a)	for notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year specified in the pricing supplement;

(b)	for notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year specified in the pricing supplement;

(c)	for notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the pricing supplement; and

(d)	for notes that reset annually, on the third Wednesday of one month of each year specified in the pricing supplement.

Each of the above dates is an “Interest Payment Date”. We will also pay interest on all notes at Maturity.

If an Interest Payment Date (other than at Maturity) for any floating rate note falls on a day that is not a Business Day, it will be postponed to the following Business Day and interest thereon will continue to accrue (“Following”), except that, in the case of a LIBOR note, if that Business

Day would fall in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day (“Modified Following”).

If the Maturity for a floating rate note falls on a day that is not a Business Day, we will make the payment of principal and interest on the next Business Day, without additional interest.

References below to information services include any successor information services.

CMT Rate Notes

Each CMT Rate note will bear interest at a specified rate that will be reset periodically based on the CMT Rate and any Spread or Spread Multiplier.

“CMT Rate” means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Reuters Page under the caption “Treasury Constant Maturities”, under the column for the specified Index Maturity for:

(1) if the Designated CMT Reuters Page is FRBCMT, the rate for the Interest Determination Date; or

(2) if the Designated CMT Rueters Page is FEDCMT, the weekly or monthly average, as applicable, ended immediately preceding the week or month, as applicable, in which the Interest Determination Date occurs.

The following procedures will apply if the rate cannot be set as described above:

(a)

if we do not specify any page, the Designated CMT Reuters Page will be FEDCMT for the most recent week. If that rate is no longer displayed on the relevant page, or if it is not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the specified Index Maturity as published in the relevant H.15(519).

(b)

If the rate is no longer published in H.15(519), or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for that determination date will be the Treasury constant maturity rate for the specified Index Maturity (or other U.S. Treasury rate for such Index Maturity for that Interest Determination Date) as may then be published by either the Federal Reserve Board or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published in the relevant H.15(519).

(c)

If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be calculated as a yield to maturity, based on the average of the secondary market closing bid side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date reported, according to their written records, by three leading primary U.S. government securities dealers (each, a “Reference Dealer”) in The City of New York selected by the calculation agent. These dealers will be selected from five Reference Dealers selected by the calculation agent (after consultation with us) using the following procedures:

•

The calculation agent will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the specified Index Maturity and a remaining term to maturity of not less than the specified Index Maturity minus one year.

•

If two Treasury notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the specified Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

(d)

If the calculation agent cannot obtain three Treasury note quotations, the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination

Date of three Reference Dealers in The City of New York selected by the calculation agent using the same method described above, for Treasury notes with an original maturity of the number of years that is the next highest to the specified Index Maturity with a remaining term to maturity closest to such Index Maturity and in an amount of at least $100,000,000. If three or four (and not five) of the Reference Dealers are providing quotes, then the CMT Rate will be based on the average of the offer prices obtained, and neither the highest nor the lowest of such quotes will be eliminated.

(e)

If fewer than three Reference Dealers are providing quotes, the rate of interest on CMT Rate notes with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

CD Rate Notes

Each CD Rate note will bear interest at a specified rate that will be reset periodically based on the CD Rate and any Spread and/or Spread Multiplier.

“CD Rate” means, with respect to any Interest Determination Date, the rate on that Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading “CDs (secondary market)”.

The following procedures will apply if the rate cannot be set as described above:

(a)

If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the CD Rate will be the rate for negotiable certificates of deposit having the specified Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

(b)

If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the average of the secondary market offered rates, as of 10:00 a.m., New York City time, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent (after consultation with us) for negotiable certificates of deposit of major money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of $5,000,000.

(c)

If fewer than three dealers are providing quotes, the rate of interest on the CD Rate note with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

Commercial Paper Rate Notes

Each Commercial Paper Rate note will bear interest at a specified rate that will be reset periodically based on the Commercial Paper Rate and any Spread and/or Spread Multiplier.

“Commercial Paper Rate” means, with respect to any Interest Determination Date, the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the specified Index Maturity as published in H.15(519) under the heading “Commercial Paper—Nonfinancial”.

The following procedures will apply if the rate cannot be set as described above:

(a)

If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper having the specified Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper—Nonfinancial”.

(b)

If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the average for the offered rates, as of 11:00 a.m., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the calculation agent (after consultation with us) for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is “AA”, or the equivalent, by a nationally recognized rating agency.

(c)

If fewer than three dealers are providing quotes, the rate of interest on the Commercial Paper Rate note with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

Eleventh District Cost of Funds Rate Notes

Each Eleventh District Cost of Funds Rate note will bear interest at a specified rate that will be reset periodically based on the Eleventh District Cost of Funds Rate and any Spread and/or Spread Multiplier.

“Eleventh District Cost of Funds Rate” means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption “11th District” on Reuters page COF1/ARMS (or such other page as is specified in the applicable pricing supplement) as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not so appear, the Eleventh District Cost of Funds Rate shall be the FHLB Index for the calendar month preceding the date of such announcement. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the rate of interest on the Eleventh District Cost of Funds Rate notes with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

Federal Funds Rate Notes

Each Federal Funds Rate note will bear interest at a specified rate that will be reset periodically based on the Federal Funds Rate and any Spread and/or Spread Multiplier.

“Federal Funds Rate” means, with respect to any Interest Determination Date, the rate with respect to specified dates for Federal Funds published in H.15(519) prior to 11:00 a.m., New York City time, as such rate is displayed on the page designated “US/FEDRATES1” provided by Reuters (or any such other page that may replace that page on that service or a successor service).

The following procedures will apply if the rate cannot be set as described above:

(a)

If the rate does not appear on the page designated “US/FEDRATES1” provided by Reuters (or any such other page that may replace that page on that service or a successor service) or is not published in H.15(519) prior to 11:00 a.m., New York City time, on the Calculation Date, then the Federal Funds Rate will be the rate with respect to such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective)”.

(b)

If the rate does not appear on the page designated “US/FEDRATES1” provided by Reuters (or any such other page that may replace that page on that service or a successor service or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the average of the rates, as of 11:00 a.m., New York City time, on the Business Day following such Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the calculation agent (after consultation with us).

(c)

If fewer than three brokers are providing quotes, the rate of interest on the Federal Funds Rate notes with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

LIBOR Notes

Each LIBOR note will bear interest at a specified rate that will be reset periodically based on LIBOR and any Spread and/or Spread Multiplier.

The calculation agent will determine LIBOR on each Interest Determination Date as follows:

(a)

With respect to any Interest Determination Date, LIBOR will be generally determined as the average of the offered rates for deposits in the Designated LIBOR Currency having the specified Index Maturity beginning on the second London Business Day immediately after the Interest Determination Date (or, if pounds sterling is the Designated LIBOR Currency, beginning on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date), that appear on the Designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.

If fewer than two offered rates appear on the Designated LIBOR Page, or, if no rate appears and the Designated LIBOR Page by it terms provides only for a single rate, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 a.m., London time, at which deposits on that date in the Designated LIBOR Currency for the period of the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent (after consultation with us) and in a principal amount of not less than $1,000,000 (or its foreign currency equivalent) that in the calculation agent’s judgment is representative for a single transaction in the Designated LIBOR Currency in such market at such time (a “Representative Amount”). The offered rates must begin on the second London Business Day immediately after the Interest Determination Date (or if pounds sterling is the Designated LIBOR Currency, commencing on such Interest Determination Date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date).

The calculation agent will request the principal London office of each of these banks to quote its rate. If the calculation agent receives at least two quotations, LIBOR will be the average of those quotations.

(b)

If the calculation agent receives fewer than two quotations, LIBOR will be the average of the rates quoted at approximately 11:00 a.m., in the Principal Financial Center, on the Interest Determination Date by three major banks in the Principal Financial Center selected by the calculation agent (after consultation with us). The rates will be for loans in the Designated LIBOR Currency to leading European banks having the specified Index Maturity beginning on the second London Business Day after that date (or, if pounds sterling is the Designated LIBOR Currency, commencing on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date) and in a Representative Amount.

(c)

If fewer than three banks provide quotes, the rate of interest on the LIBOR notes with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

Prime Rate Notes

Each Prime Rate note will bear interest at a specified rate that will be reset periodically based on the Prime Rate and any Spread and/or Spread Multiplier.

“Prime Rate” means, with respect to any Interest Determination Date, the rate set forth on that Interest Determination Date in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will apply if the rate cannot be set as described above:

(a)

If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate as published on such Interest Determination Date in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate under the caption “Bank Prime Loan”.

(b)

If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the average (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) of the rates publicly announced by each bank on the Reuters Screen USPRIME1 Page as its prime rate or base lending rate for that Interest Determination Date.

(c)

If fewer than four, but more than one, rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be the average of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by four major money center banks in The City of New York selected by the calculation agent (after consultation with us).

(d)

If fewer than two rates appear, the Prime Rate will be determined based on the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, as selected by the calculation agent (after consultation with us).

(e)

If no banks are providing quotes, the rate of interest on the Prime Rate notes with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

Treasury Rate Notes

Each Treasury Rate note will bear interest at a specified rate that will be reset periodically based on the Treasury Rate and any Spread and/or Spread Multiplier.

“Treasury Rate” means, with respect to any Interest Determination Date, the rate from the most recent auction of direct obligations of the United States (“Treasury bills”) having the specified Index Maturity as displayed on the page designated “Investment Rate” provided by Reuters (or such other page that may replace that page on that service of a successor service).

The following procedures will apply if the rate cannot be set as described above:

(a)

If, by 3:00 p.m., New York City time, on the Calculation Date for an Interest Reset Period, Treasury bills of the specified Index Maturity have been auctioned on an Interest Determination Date during that Interest Reset Period, but the rate for such Interest Determination Date does not appear on the page designated “Investment Rate” provided by Reuters (or such other page that may replace that page on that service of a successor service), the rate will be the Bond Equivalent Yield on such Interest Determination Date of the rate for Treasury bills of the specified Index Maturity as set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day under the caption “U.S. Government securities/Treasury bills/Auction high.”

(b)

If the rate cannot be set as described in (a) above by 3:00 p.m., New York City time, on the Calculation Date, then the rate will be the Bond Equivalent Yield on such Interest Determination Date of the auction rate for Treasury bills of the specified Index Maturity as announced by the U.S. Department of the Treasury.

(c)	If the rate cannot be set as described in (b) above by 3:00 p.m., New York City time, on the Calculation Date, then the rate will be the Bond Equivalent Yield, on such Interest

Determination Date, of the rate for Treasury bills of the specified Index Maturity as set forth in H.15(519), under the caption “U.S. Government securities/Treasury bills/Secondary Market.”

(d)

If the rate cannot be set as described in (c) above by 3 p.m., New York City time, on the Calculation Date, then the rate will be the Bond Equivalent Yield, on such Interest Determination Date, of the rate for Treasury bills of the specified Index Maturity as set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government securities/Treasury bills/Secondary Market.”

(e)

If the rate cannot be set as described in (d) above by 3 p.m., New York City time, on the Calculation Date, then the rate will be the average of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary U.S. government securities dealers in The City of New York selected by the calculation agent (after consultation with us) for the issue of Treasury bills with the remaining maturity closest to the specified Index Maturity.

(f)

If the rate cannot be set as described in (e) above, then the rate of interest on the Treasury Rate notes with respect to the following Interest Reset Period shall be the rate of interest as in effect on such Interest Determination Date.

Indexed Notes

We may offer indexed notes under which principal or interest is determined by reference to an index related to:

(a)	the rate of exchange between the specified currency for such note and the Designated LIBOR Currency;

(b)	the difference in the price of a specified commodity on specified dates;

(c)	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

(d)	any other objective price or economic measures described in the pricing supplement.

We will describe the manner of determining principal and interest amounts in the pricing supplement. We will also include historical and other information regarding the index or indexes and information concerning tax consequences to holders of indexed notes.

Interest payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal payable upon redemption or repayment prior to Maturity will be the face amount, the index principal amount at the time of redemption or repayment or some other amount.

Dual Currency Notes

We may offer dual currency notes under which we have the option to make all payments in a currency that is different than the currency in which the notes were issued. We can only exercise this option with respect to all dual currency notes issued on the same day with the same terms.

The pricing supplement will include related tax information and will specify the date on which we may exercise our option.

If we elect to exercise our option to make scheduled payments in the alternate currency, we will notify you by mail within two Business Days. We will not be able to withdraw such notice once it has been mailed to you.

Because of fluctuating exchange rates, you may receive less in interest and/or principal in the alternate currency than you would if we made payments in the notes’ original currency. For further information regarding certain risks inherent in notes denominated in currencies other than U.S. dollars, see “Risk Factors—Risks of Foreign Currency Notes and Indexed Notes” above.

Renewable Notes

We may issue renewable notes which will bear interest at a specified rate that will be reset based on a base rate and any Spread and/or Spread Multiplier.

The Maturity of a renewable note will be automatically extended for a twelve month period on each maturity date unless you elect to terminate the automatic extension. To terminate the automatic extension of your renewable note, you must notify The Bank of New York Mellon within the time frame specified in the pricing supplement. You may choose to maintain the automatic extension provision for a portion of your note so long as that portion equals at least $100,000 (or its foreign currency equivalent). The Maturity of the renewable notes cannot be extended beyond the final maturity date specified in the pricing supplement. If you elect to terminate the automatic extension of any portion of your renewable note, you will receive payment of principal on that portion on an interest payment date falling approximately six months after the date on which the note was scheduled to be extended.

You may revoke your election to terminate the automatic extension of any portion of your renewable note if such portion equals at least $100,000 (or its foreign currency equivalent). To revoke your election you must notify The Bank of New York Mellon prior to the fifteenth calendar day before the portion is scheduled to mature. An election to terminate the automatic extension of a renewable note will be binding on any subsequent holder of the note unless it is properly revoked.

We may elect to redeem the total amount or a portion of a renewable note at a redemption price of 100% of its principal amount plus accrued interest. If we decide to redeem a renewable note we will notify you by first class mail at least 30 calendar days but, not more than 60 calendar days prior to the redemption date. In the case of notes listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, we will also notify you in the manner specified under “—Notices” herein.

We may also issue renewable notes under which the Spread and/or Spread Multiplier is reset by a remarketing agent using remarketing procedures included in the pricing supplement.

Extendible Notes

We may issue extendible fixed rate notes under which we have the option to extend the notes’ stated maturity date for one or more whole years up to a date specified in the pricing supplement. If we elect to extend the notes, we must notify The Bank of New York Mellon at least 45 calendar days and not more than 60 calendar days prior to the notes’ original stated maturity date. The Bank of New York Mellon will notify you of our decision to extend the Maturity of the notes by first class mail. In the case of notes listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the European Union’s Directive 2003/71/EC, we will also notify you in the manner specified under “—Notices” herein. The notice will specify the notes’ new Maturity date, the interest rate applicable to the extension period and any applicable redemption provisions.

We can increase the interest rate for the extension period by notifying The Bank of New York Mellon at any time prior to 10:00 a.m., New York City time, on the twentieth calendar day before the extended notes are scheduled to mature. The Bank of New York Mellon will send you notice of the increase in interest rate in a manner agreed upon by us and The Bank of New York Mellon. We cannot revoke our election to increase the interest rate.

If we elect to extend the Maturity of an extendible note, you have the option to require us to repay such note on the Maturity date then in effect at a price equal to the principal amount of the note plus any accrued interest to such date. To exercise this option you must notify The Bank of New York Mellon at least 25 calendar days but not more than 60 calendar days prior to the date the notes are scheduled to mature. You may notify The Bank of New York Mellon either by delivering to The Bank of New York Mellon the note with the attached “Option to Elect Repayment” form completed, or by delivering to The Bank of New York Mellon a letter from a broker/dealer, bank or trust company notifying The Bank of New York Mellon of your intent to redeem your notes and guaranteeing that you will deliver the note and the attached “Option to

Elect Repayment” form not later than five Business Days after the date set for redemption. You may revoke your election to be repaid at any time before 3:00 p.m., New York City time, on the twentieth calendar day prior to the date the notes are scheduled to mature.

Amortizing Notes

We may offer amortizing notes. Unless otherwise specified in the applicable Pricing Supplement, interest on an amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount. Further information about amortizing notes including an amortization schedule will be included in the pricing supplement.

Original Issue Discount Notes

We may issue Original Issue Discount Notes. Original Issue Discount Notes are notes issued at a discount from the principal amount payable at Maturity. Certain additional considerations relating to Original Issue Discount Notes may be described in the pricing supplement.

Other Provisions, Addenda

We may modify any provision of a note by using the section marked “Other Provisions” or by providing an addendum to the note.

Euro Redenomination

If notes are denominated in a foreign currency which may be replaced by euro, we may include provisions in the pricing supplement allowing for the redenomination of the notes from the original currency to euro.

Notices

For so long as any tranche of notes is listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, all notices regarding such notes shall be published in accordance with the rules and regulations of any such stock exchange(s), competent authority(ies) and/or market(s).

Until such time as any certificated notes are issued in relation to a tranche of notes that is represented by global registered notes deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co. or registered in the name of a nominee for, and deposited with, a common depositary for Euroclear and Clearstream, (and provided that, if such notes are also listed on, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the Prospectus Directive, the rules of any such stock exchange(s), competent authority(ies) and/or market(s) so permit) we may instead deliver the relevant notice to Euroclear and Clearstream for communication by them to investors. Any such notice shall be deemed to have been given to the relevant investors on the seventh day after the day on which such notice was given to Euroclear and Clearstream.

So long as any tranche of notes that is deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co. or represented by global registered notes registered in the name of a nominee for, and deposited with, a common depositary for Euroclear and Clearstream, notices to be given by investors to us (for example, in relation to the exercise of any option to put notes back to us) may be given by the relevant investor to The Bank of New York Mellon via DTC, Euroclear and/or Clearstream, as the case may be, in such manner as The Bank of New York Mellon and DTC, Euroclear and/or Clearstream, as the case may be, may approve for this purpose.

UNITED STATES TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to you if you invest in notes. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to you, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. For example, except as discussed under “—Non-U.S. Holders” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of notes that are U.S. holders. You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold notes as a hedge against currency risk or as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, certain former citizens and residents or a U.S. person whose “functional currency” is not the U.S. dollar. Any special U.S. federal income tax considerations relevant to a particular issue of notes will be discussed in the applicable pricing supplement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will depend upon the status of the partnership and the activities of the partner. A partner of a partnership holding notes should consult its own tax adviser regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition by the partnership of notes.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of purchasing, holding or disposing of notes, including the relevance to your particular situation of the considerations discussed below, as well as the tax consequences to you under state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest in a currency other than U.S. dollars (a “foreign currency”) pursuant to the terms of the note, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to the previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than “qualified stated interest” (as defined below) made on the note. The rules for determining these amounts are discussed below. If you purchase a foreign currency-denominated note, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency amount paid on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency- denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable foreign currency gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued and unpaid qualified stated interest, which will be subject to tax in the manner described above under “—Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to short-term notes, market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “OID Notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public for money (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an OID Note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and U.S. Treasury regulations (the “OID Regulations”). You should be aware that, as described in greater detail below, if you invest in an OID Note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues on a constant-yield to maturity basis regardless of when you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an OID Note with a term to maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an OID Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of original issue discount on an OID Note allocable to each accrual period is determined by:

(i) multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an OID Note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest index. The “adjusted issue price” of an OID Note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments in all prior accrual periods other than qualified stated interest. All payments on an OID Note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the sum of the present values on the note to equal the issue price. As a result of this “constant-yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an OID Note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant-yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “—Premium” and “—Market Discount”) to amortize premium or to accrue market discount currently on a constant-yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an OID Note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant- yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “—Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an OID Note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar OID Note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the OID Note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the OID Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an OID Note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an OID Note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an OID Note at a price greater than its adjusted issue price (but less than or equal to its remaining redemption amount), you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate notes generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a description of the tax considerations relevant to U.S. holders of any such notes in the relevant pricing supplement.

Certain OID Notes may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. OID Notes containing these features may be subject to rules that differ from the general rules discussed above. If you are considering the purchase of OID Notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax treatment of original issue discount will depend, in part, on the particular terms and features of the notes.

Short-Term Notes

The rules described above will also generally apply to OID Notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be OID Notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction, you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant-yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant-yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant-yield method, over the remaining term of the note. If the note is redeemable prior to maturity, the amount of amortizable premium is determined with reference either to the amount payable on maturity or, if it results in a smaller premium attributable to the earlier redemption period, with reference to the amount payable on the earlier redemption date. If you make the election to amortize the premium, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. OID Notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an OID Note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in an amount equal to such difference in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of all or a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant-yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). Contingent debt obligations are generally subject to rules that require accrual of interest income on a constant-yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the relevant pricing supplement.

Non-U.S. Holders

If you are a non-resident alien individual or a foreign corporation that is the beneficial owner of the notes (a “non-U.S. holder”), the interest income that you derive in respect of the notes generally will be exempt from United States federal withholding tax. This exemption will apply to you provided that

•

you do not actually or constructively own 10% or more of the combined voting power of all classes of our stock and you are not a controlled foreign corporation that is related, directly or indirectly to us through stock ownership and

•

you provide a statement (generally, an Internal Revenue Service Form W-8BEN or a substitute therefor or successor thereto) signed under penalties of perjury that includes your name and address and certifies that you are a non-U.S. holder in compliance with applicable requirements (or satisfy certain documentary evidence requirements for establishing that you are a non-U.S. holder).

Notwithstanding the foregoing, subject to the “grandfather rule” described below, you may be subject to U.S. withholding tax with respect to payments of interest made after December 31, 2013 and payments of principal made after December 31, 2016 unless (x) if you (or any foreign intermediary through which you hold notes) are not a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) have provided any required information with respect to your direct and indirect U.S. owners, if any; and (y) if you (or any intermediary through which you hold notes) are a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) are “FATCA compliant,” as described below. Pursuant to a “grandfather rule,” the withholding tax described in this paragraph generally will not apply to notes issued before January 1, 2014. For the purposes of this grandfather rule, any additional Notes that are issued in a “qualified reopening” of a prior issuance of Notes will be treated as having the same issue date as the original Notes and thus generally will be treated as issued on or before December 31, 2013 if the original Notes were so issued.

If you are a non-U.S. holder, any gain you realize on a sale, exchange or other disposition of notes generally will be exempt from United States federal income tax, including withholding tax. This exemption will not apply to you if: (i) your gain is effectively connected with your conduct of a trade or business in the United States; or (ii) you are an individual holder and are present in the United States for 183 days or more in the taxable year of the disposition and either your gain is attributable to an office or other fixed place of business that you maintain in the United States or you have a tax home in the United States. In addition, the gross proceeds from a sale, exchange, redemption or other taxable disposition of a note that is not subject to the grandfather rule described above effected after December 31, 2016 may be subject to withholding tax unless (x) if you (or any foreign intermediary through which you hold notes) are not a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) have provided any required information with respect to your direct and indirect U.S. owners, if any; and (y) if you (or any intermediary through which you hold notes) are a “foreign financial institution” (as defined below), you (or any such foreign intermediary through which you hold notes) are “FATCA compliant,” as described below.

For the purpose of the preceding paragraphs, a “foreign financial institution” generally is a non- U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, (iii) is an “investment entity,” (iv) is an insurance company that meets certain requirements or (v) is a holding company or treasury center for a group that includes an entity described in (i) through (iv). An “investment entity” is generally an entity (a) that primarily conducts as a business on behalf of customers: trading in financial instruments; individual or collective portfolio management; or investing, administering, or managing funds, money, or certain financial assets on behalf of others, (b) the gross income of which is primarily attributable to investing, reinvesting, or trading in financial assets and is managed by a financial institution, or (c) that functions or holds itself out as mutual fund, hedge fund, or similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. A foreign financial institution will be “FATCA compliant” if it (x) has entered into an agreement with the U.S. government, pursuant to which it agrees, among other responsibilities, to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors (to the extent that an applicable intergovernmental agreement to implement FATCA (“IGA”) has not waived the requirement to enter into such an agreement); (y) has complied with the terms of an applicable IGA and has registered its status as compliant with such IGA with the U.S. government; or (z) otherwise has established an exemption.

United States federal estate tax will not apply to a note held by you if at the time of death you were not a citizen or resident of the United States, you did not actually or constructively own 10 percent or more of the combined voting power of all classes of our stock and payments of interest on the note would not have been effectively connected with the conduct by you of a trade or business in the United States.

For purposes of applying the rules set forth under this heading “Non-U.S. Holders” to a note held by an entity that is treated as fiscally transparent (for example, a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

Information Reporting and Backup Withholding

The paying agent must file information returns with the Internal Revenue Service in connection with payments made on the notes to certain U.S. holders. You may also be subject to information reporting with respect to the proceeds from a sale of the notes. If you are a U.S. holder, you generally will not be subject to United States backup withholding on such payments if you provide your taxpayer identification number to the paying agent. If you are a non-U.S. holder, you may have to comply with certification procedures to establish your non-U.S. status in order to avoid information reporting on IRS Form 1099 (although such amounts may be subject to reporting on IRS Form 1042-S) and backup withholding. The certification procedures required to claim the exemption from withholding tax on interest income described above will satisfy these requirements. The amount of any backup withholding from a payment to a holder may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

General

We are offering the notes through the agents pursuant to the terms of an amended and restated distribution agreement we have filed as an exhibit to the registration statement for the notes. We may sell notes to an agent acting as underwriter or dealer at a price agreed upon at the time of sale. Such agents may resell these notes to purchasers at a fixed public offering price or at prevailing market prices or at a related market price subject to the terms of our agreement.

Agents also may use their reasonable best efforts to solicit orders for the purchase of notes from us, in which case we have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part.

Agents acting in these capacities may receive 0.04% to 0.60% of the principal amount of notes they sell in connection with their engagement. The exact amount will be determined by the stated maturity of the notes sold and other factors.

Agents may also sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and my provide any portion of the discount received in connection with their purchase from us to such dealers. After the initial public offering of the notes, the public offering price, the concessions and the discount my be changed.

We may also sell notes directly to investors. If we sell notes directly to investors no commission or discount will be paid.

The notes will not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market for any notes will develop or that any notes will be sold.

In connection with the offering of notes, a specified agent or persons on its behalf may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the notes with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period. However, there is no obligation on the relevant agent or such other person to do this. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilizing, if any, shall be in compliance with all relevant laws and regulations. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agents create a short position in notes, i.e., if they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of such purchases.

Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification.

We are offering the notes through the following agents: Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., GE Capital Markets, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBS Securities Inc. and UBS Securities LLC. We may also sell notes from time to time through one or more additional agents on substantially the same terms as those applicable to the agents named above.

The agents and dealers and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. GECC owns all of the common stock of GE Capital Markets, Inc., one of the agents. Each offering of the notes in which GE Capital Markets, Inc. participates will be conducted in compliance with the requirements of Rule 2720 of the FINRA regarding a FINRA member firm distributing the securities of an affiliate. The maximum commission or discount to be received by any FINRA member or independent agent will not be greater than 8% of the principal amount of notes they sell.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the initial purchasers or their affiliates has a lending relationship with us, certain of those initial purchasers or their affiliates routinely hedge, and certain other of those initial purchasers may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these initial purchasers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken by us that would permit a public offering of our securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any other offering material in any jurisdiction where action for that purpose is required. Each agent will be required to agree that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells our securities or possesses or distributes this prospectus supplement, the accompanying prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of our securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and we shall have no responsibility for such purchases, offers or sales.

The applicable pricing supplement may set out further restrictions on the offering or sale of our securities, depending on the currency of such securities and the jurisdictions into which such securities are being offered.

LEGAL OPINIONS

Fred A. Robustelli, our Associate General Counsel - Treasury, will issue an opinion about the legality of the notes for us. Davis Polk & Wardwell LLP, New York, New York will issue an opinion for the agents. Cleary Gottlieb Steen and Hamilton LLP, New York will issue an opinion regarding the “United States Tax Considerations”. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01% of General Electric Company’s common stock.

GLOSSARY

The following is a glossary of terms used in this prospectus supplement.

“Bond Equivalent Yield” means the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100

360 − (D × M)

where “D” refers to the per annum rate for the security, quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be and “M” refers to the actual number of days in the period for which interest is being calculated.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to notes denominated in a foreign currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is euro, such day is also a day on which the Trans- European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

“Calculation Date” means the date by which the calculation agent calculates an interest rate for a floating rate note, which will be in respect of any Interest Determination Date, the earlier of (i) the tenth day after the Interest Determination Date or, if such day is not a Business Day, the next Business Day, or (ii) the Business Day immediately before the applicable interest payment date or maturity, as the case may be (except in the case of a LIBOR note where the Calculation Date is the Interest Determination Date).

“Clearstream” means Clearstream Banking, société anonyme.

“Designated CMT Reuters Page” means the display on Reuters (or any successor service) on the page designated in the applicable pricing supplement (or any other page as may replace such page on such service or a successor service). If no such page is specified in the applicable pricing supplement, the Designated CMT Reuters Page shall be FEDCMT, for the most recent week.

“Designated LIBOR Currency” means the currency (including composite currencies and euro) specified in the pricing supplement as to which LIBOR shall be calculated. If no such currency is specified in the pricing supplement, the Designated LIBOR Currency will be U.S. dollars.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency.

“DTC” means The Depository Trust Company.

“euro” means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended.

“Euroclear” means the Euroclear System operated by the Euroclear Operator.

“Euroclear Operator” means Euroclear Bank S.A./N.V.

“FHLB Index” means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District most recently announced by the Federal Home Loan Bank.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

“Indentures” means the Third Amended and Restated Indenture dated as of February 27, 1997 between us and The Bank of New York Mellon, as successor trustee, as supplemented by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001 the Third Supplemental Indenture dated as of November 22, 2002, the Fourth Supplemental Indenture dated as of August 24, 2007, the Fifth Supplemental Indenture dated as of

December 2, 2008, the Sixth Supplemental Indenture dated as of April 2, 2009 and an Amended and Restated Subordinated Debt Indenture dated as of July 15, 2005 between us and The Bank of New York Mellon, as successor trustee.

“Index Maturity” for any note is the period of maturity of the instrument, obligation or index from which the interest rate is calculated.

“Interest Determination Date” with respect to the CD Rate and the CMT Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the FHLB Index; and the “Interest Determination Date” with respect to LIBOR will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is (i) pounds sterling, in which case the “Interest Determination Date” will be the applicable Interest Reset Date or (ii) euro, in which case the Interest Determination Date will be the second TARGET Settlement Date preceding such Interest Reset Date. With respect to the Treasury Rate, the “Interest Determination Date” will be the day in the week in which the applicable Interest Reset Date falls on which day Treasury bills are normally auctioned (Treasury bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday although such auction may be held on the preceding Friday); provided, however, that if an auction is held on Friday of the week preceding the applicable Interest Reset Date, the “Interest Determination Date” will be such preceding Friday. The “Interest Determination Date” pertaining to a floating rate note the interest rate of which is determined by reference to two or more Interest rate bases will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such floating rate note on which each Interest rate basis is determinable. Each Interest rate basis will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

“London Business Day” means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London, England.

“Maturity” means the date on which the principal of a note or an installment of principal becomes due and payable as provided in the note or in the applicable Indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise.

“Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D × 360 × 100

360 − (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which accrued interest is being calculated.

“Noon Buying Rate” means the noon U.S. dollar buying rate in The City of New York for cable transfers of the specified foreign currency as certified by the Federal Reserve Bank of New York.

“OID Regulations” means regulations issued by the IRS concerning the treatment of debt instruments issued with original issue discount.

“Original Issue Discount Note” means any note that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the applicable Indenture.

“Principal Financial Center” means (i) the capital city of the country issuing the currency in which the notes are denominated or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to the following currencies, the “Principal Financial Center” will be as indicated below:

Currency	Principal Financial Center
United States dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
South African rand	Johannesburg
Swiss francs	Zurich

“Reuters” means Reuters 3000 Xtra Service (or any successor thereto).

“Reuters Screen PRIME 1 Page” means the display on the Reuters Money 3000 Extra (or any successor service) on the “US PRIME 1” page (or such other page as may replace the US PRIME 1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

“senior indebtedness” is defined herein under the heading “Description Notes—Subordinated Notes.”

“Spread” means the number of basis points (one basis point equals one-hundredth of a percentage point) to be added to or subtracted from the interest rate of a floating rate note.

“Spread Multiplier” means the percentage of the interest rate that may be specified in the applicable pricing supplement by which the interest rate or a floating rate note will be multiplied.

“TARGET Settlement Date” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

ANNEX A

[Form of Fixed Rate Note Pricing Supplement]

Filed Under Rule 433, Registration Statement No. 333-178262

PROSPECTUS	Pricing Supplement No. __
Dated December 5, 2012	Dated __
PROSPECTUS SUPPLEMENT	Rule 424(b)(2)
Dated May 17, 2013	Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION
GLOBAL MEDIUM-TERM NOTES, SERIES [  ]
(Senior Fixed Rate Notes)

Issuer:	General Electric Capital Corporation
Ranking:	[Senior] [Subordinated]
Trade Date/Pricing Effective Time:
Settlement Date (Original Issue Date):
Maturity Date:
Principal Amount:	US$
Price to Public (Issue Price):	[%]
Agent’s Commission:	[%]
All-in Price:	[%]
Accrued Interest:
Re-Offer Yield:
Net Proceeds to Issuer:	US$
Interest Rate Per Annum:	___%
Interest Payment Dates:	[Monthly/Quarterly/Semi-Annually] on each [date] of each year, commencing [dated] and ending on the Maturity Date
Settlement:	☐ DTC ☐ non-DTC
☐ DTC and Euroclear/Clearstream
☐ Euroclear/Clearstream only
Day Count Convention:	30/360
Denominations:	Notes will be available in denominations of [Insert denominations]*
[Call Dates (if any):]
[Call Price:]
[Call Notice Period:]
[Put Dates (if any):]
[Put Notice Period:]
CUSIP: [add ISIN and Common Code, if applicable]	[Update]

* Notes listed, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the European Union’s Directive 2003/71/EC will be issue in minimum denominations of euro 1,000 or its equivalent in other currencies.

A-1

Plan of Distribution:

The Notes are being purchased by the following financial institutions in their respective amounts (collectively, the “Underwriters”), as principal, at [_.00]% of the aggregate principal amount less an underwriting discount equal to [_.00]% of the principal amount of the Notes.

Institution	Commitment
Lead Manager:	$
Co-Managers:	$
Total	$

[or if sole underwriter]
The Notes are being purchased by [ __ ] (the “Underwriter”), as principal, at the Issue Price of [.00]% of the aggregate principal amount. The Underwriter has advised the Company that the Underwriter proposes to offer the Notes for sale at the Re-offer Price referenced above.

The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Legal Matters:

In the opinion of Fred A. Robustelli, as counsel to the Company, when the securities offered by this prospectus supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding of equity or law, provided that such counsel expresses no opinion as to the effect of any waiver of stay, extension or usury laws or provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws, on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 1, 2011, which has been filed as Exhibit 5.1 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on December 1, 2011.

Additional Information:CAPITALIZED TERMS USED IN THIS PRICING SUPPLEMENT WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT

A-2

ANNEX B

[Form of Floating Rate Note Pricing Supplement]

Filed Under Rule 433, Registration Statement No. 333-178262

PROSPECTUS	Pricing Supplement No. __
Dated December 5, 2012	Dated __
PROSPECTUS SUPPLEMENT	Rule 424(b)(2)
Dated May 17, 2013	Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION
GLOBAL MEDIUM-TERM NOTES, SERIES [  ]
(Senior Floating Rate Notes)

Issuer:	General Electric Capital Corporation
Ranking:	[Senior] [Subordinated]
Trade Date/Pricing Effective Time:
Settlement Date (Original Issue Date):
Maturity Date:
Principal Amount:	US$
Price to Public (Issue Price):	[%]
Agent’s Commission:	[%]
All-in Price:	[%]
Accrued Interest:
Net Proceeds to Issuer:	US$
Interest Rate Basis (Benchmark):
Index Currency:	U.S. Dollars
Spread (Plus or Minus)	[%]
Index Maturity:	[___ Months]
Interest Payment Period:	[____ Months]
Interest Payment Dates:	[Monthly/Quarterly/Semi-Annually] on each [date], commencing [date] and ending on the Maturity Date
Settlement:	☐ DTC ☐ non-DTC
☐ DTC and Euroclear/Clearstream
☐ Euroclear/Clearstream only
Initial Interest Rate:	To be determined [ ] London Business Days prior to/on] the Original Issue Date
Interest Reset Periods and Dates:	[Monthly/Quarterly/Semi-Annually] [ ] London Business Days prior to/on] each Interest Payment Date
Interest Determination Dates:	[Monthly/Quarterly/Semi-Annually] [ ] London Business Days prior to/on] each Interest Reset Date
Day Count Convention:	[30/360 or Actual/360]
Denominations:	Notes will be available in denominations of [Insert denominations]*

* Notes listed, or admitted to trading on or by, one or more stock exchange(s), competent authority(ies) and/or market(s) for the purposes of the European Union’s Directive 2003/71/EC will be issue in minimum denominations of euro 1,000 or its equivalent in other currencies.

[Call Dates (if any):]
[Call Price:]
[Call Notice Period:]
[Put Dates (if any):]
[Put Notice Period:]
CUSIP: (add ISIN and Common Code, if applicable)	[Update]
Plan of Distribution:

The Notes are being purchased by the following financial institutions in their respective amounts (collectively, the “Underwriters”), as principal, at [_.00]% of the aggregate principal amount less an underwriting discount equal to [_.00]% of the principal amount of the Notes.

Institution	Commitment
Lead Manager:	$
Co-Managers:	$
Total	$

[or if sole underwriter]
The Notes are being purchased by [  ] (the “Underwriter”), as principal, at the Issue Price of [.00]% of the aggregate principal amount. The Underwriter has advised the Company that the Underwriter proposes to offer the Notes for sale at the Re-offer Price referenced above.

The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Legal Matters:

In the opinion of Fred A. Robustelli, as counsel to the Company, when the securities offered by this prospectus supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding of equity or law, provided that such counsel expresses no opinion as to the effect of any waiver of stay, extension or usury laws or provisions relating to indemnification, exculpation or contribution, to the extent that such provisions may be held unenforceable as contrary to federal or state securities laws, on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 1, 2011, which has been filed as Exhibit 5.1 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on December 1, 2011.

Additional Information:

CAPITALIZED TERMS USED IN THIS PRICING SUPPLEMENT WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT

PROSPECTUS

General Electric Capital Corporation

Unsecured Debt Securities
Secured Senior Debt Securities
Preferred Stock
Delayed Delivery Contracts
Trust Preferred and Capital Securities
Support Obligations and Interests Therein

General Electric Capital Corporation may offer from time to time:

•	unsecured debt securities or secured senior debt securities;

•	preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts;

•	delayed delivery contracts for the purchase or sale of certain specified securities;

•	trust preferred and capital securities; and

•	support obligations and interests therein, including unsecured guarantees and direct-pay letters of credit.

We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series or separate tranches within a series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our principal executive offices are located at 901 Main Avenue, Norwalk, CT, 06851-1168.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus.

These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is December 5, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information on GECC.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information on GECC.”

You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “GECC”, “we”, “us” and “our” refer to General Electric Capital Corporation.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On GECC,” below.

WHERE YOU CAN FIND MORE INFORMATION ON GECC

GECC files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.gecapital.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 4, 2012, July 30, 2012 (as amended on July 31, 2012) and November 7, 2012, respectively;

•

our Current Report on Form 8-K, filed with the SEC on May 4, 2012, which contains our revised consolidated financial statements to reflect the merger of GECC into its former parent company, General Electric Capital Services, Inc., into GECC; and

•

our additional Current Reports on Form 8-K, filed with the SEC on January 20, 2012, February 22, 2012 April 6, 2012, April 20, 2012, May 16, 2012, June 12, 2012, July 20, 2012, July 27, 2012 and October 19, 2012.

You may request a copy of these filings (excluding certain exhibits to the documents) at no cost. Requests should be directed to Fred A. Robustelli, Associate General Counsel—Treasury, General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 961-5322.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference into this prospectus contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of our funding and on our ability to reduce our asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with our U.S. mortgage business (WMC), which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; our ability to pay dividends to GE at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air transportation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. We do not undertake to update our forward- looking statements.

THE COMPANY

General Electric Capital Corporation (GECC) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. As of December 31, 2011, all of our outstanding common stock was owned by General Electric Capital Services, Inc. (GECS), formerly General Electric Financial Services, Inc., the common stock of which was in turn wholly-owned by General Electric Company (GE). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. Currently, GE manufactures few of the products financed by GECC.

On February 22, 2012, our former parent, GECS, was merged with and into GECC. The merger simplified GE’s financial services’ corporate structure by consolidating financial services entities and assets within its organization and simplifying SEC and regulatory reporting. Upon the merger, GECC became the surviving corporation and assumed all of GECS’ rights and obligations and became wholly-owned directly by GE. GECC’s continuing operations now include the run-off insurance operations previously held and managed in GECS. References to GECS or GECC in this prospectus prior to February 22, 2012 relate to the entities as they existed prior to that date and do not reflect the February 22, 2012 merger.

We operate in five segments: Commercial Lending and Leasing, Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services. These operations are subject to a variety of regulatory regimes in their respective jurisdictions. Our operations are located in North America, South America, Europe, Australia and Asia.

GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168, and its telephone number is (203) 840-6300. At December 31, 2011, our employment totaled approximately 52,000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We did not pay dividends on our preferred stock during the periods presented.

	Nine Months Ended September 30, 2012	Fiscal Year Ended
		December 31, 2011**	December 31, 2010**	December 31, 2009**	December 31, 2008**	December 31, 2007**
Ratio of earnings to fixed charges	1.61***	1.52x	1.13x	0.83x	1.26x	1.62x

*

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of earnings before income taxes, noncontrolling interest, discontinued operations and undistributed earnings of equity investees. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is representative of the interest factor of such rentals.

**	The ratio of earnings to fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively, do not reflect the February 22, 2012 merger of GECS with and into GECC.

***	The ratio of earnings to fixed charges for the nine months ended September 30, 2012 reflects the February 22, 2012 merger of GECS with and into GECC from that date.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we use for financing our operations. We can conduct additional financings at any time.

PLAN OF DISTRIBUTION

We may sell our securities on a continuous or delayed basis directly to purchasers, through agents, dealers and underwriters or through a combination of these methods.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•

If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities to the underwriters who offer at a specified price.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither support obligations nor interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

FINRA Regulations

GE Capital Markets Group, Inc. is an affiliate of GECC and may participate as a selling agent in the distribution of securities issued pursuant to this prospectus. Rule 5121 of the Financial

Industry Regulatory Authority, Inc. (“FINRA”) imposes certain requirements when a FINRA Member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as a selling agent in compliance with the applicable requirements of Rule 5121. The maximum compensation we will pay to the selling agents or underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

SECURITIES OFFERED

Using this prospectus, we may offer unsecured debt securities, secured senior debt securities, preferred stock, delayed delivery contracts for the purchase or sale of certain specified securities and trust preferred and capital securities. In addition, we may issue unsecured guarantees and direct-pay letters of credit, including interests therein. We are registering these securities with the SEC using a “shelf” registration statement. This “shelf” registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus. Such information may also be contained in a written communication from us or the agents.

As a well-known seasoned issuer under the rules of the SEC, we are permitted to and may add other securities to the registration statement and prospectus by subsequent amendment. Also we are able to add our subsidiaries and securities to be issued by them if we guarantee the securities.

Among the securities we may add to the registration statement and prospectus by subsequent amendment are preferred or capital securities issued by trusts we may organize (see “Description of Trust Preferred or Capital Securities” below).

DESCRIPTION OF DEBT SECURITIES

General

The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the agents.

Unless otherwise provided in a prospectus supplement to this prospectus:

•

the unsecured senior debt securities (the “unsecured senior debt securities”) will be issued pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009, or pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the “unsecured senior indentures”);

•

the secured senior debt securities (the “secured senior debt securities” and, collectively with the unsecured senior debt securities, the “senior debt securities”) will be issued pursuant to an indenture to be executed upon the initial issuance of secured senior debt securities, between us and The Bank of New York Mellon as trustee (the “open secured senior debt indenture”), or pursuant to an indenture between us, The Bank of New York Mellon as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee (the “closed secured senior debt indenture” and, together with the open secured senior indenture, the “secured indentures” and, the secured indentures together with the unsecured senior indentures, the “senior indentures”);

•	the subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture, between us and The Bank of New York Mellon, dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “subordinated indenture”); and

•

the junior subordinated debentures will be issued pursuant to an Indenture for Subordinated Debentures, between us and The Bank of New York Mellon, dated as of September 1, 2006 (the “junior subordinated indenture” and, together with the unsecured senior indentures and the subordinated indenture, the “unsecured indentures,” and, together with the senior indentures and the subordinated indenture, the “indentures”).

References to section numbers in this section, unless otherwise indicated, are references to section numbers of the applicable indenture.

Ranking

The unsecured senior debt securities will be (i) unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness and (ii) effectively junior to the liabilities of our subsidiaries.

The secured senior debt securities will be (i) secured, (ii) senior to all of our unsecured and unsubordinated indebtedness to the extent of any security or collateral securing such debt securities and otherwise rank equally with all of our unsecured and unsubordinated indebtedness and (iii) effectively junior to the liabilities of our subsidiaries.

The subordinated debt securities and junior subordinated debentures offered by this prospectus will be (i) general unsecured obligations, (ii) rank subordinated and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all Senior Indebtedness (as defined under the applicable indenture) and (iii) effectively junior to the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GECC’s rights and the rights of GECC’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	whether the debt securities will be senior or subordinated obligations;

•	if the debt securities are secured senior debt securities, a description of the collateral and the terms and conditions of the security and realization provisions;

•	if the debt securities are subordinated debt securities or junior subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if the debt securities are secured senior debt securities issued under the open secured senior debt indenture, whether the secured senior debt securities will or will not have the benefit of guarantees and the GECC subsidiaries that will be the initial guarantors of such secured senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the place or places where the principal of, and premium, if any, and any interest on the debt securities will be payable;

•	any deletions or modifications of or additions to the Events of Default and related remedies described below or the covenants of GECC set forth in the applicable indenture;

•	the currency, currencies or currency units in which we will make payments on the debt securities;

•

the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•	the portion of the principal amount of the debt securities which shall be payable on declaration of acceleration of the maturity thereof, if other than as set forth in the indenture;

•	whether and under what circumstances GECC will pay additional amounts on the debt securities held by non-U.S. persons with respect to any taxes withheld;

•	if the debt securities are to be issuable in certificated form, the form and terms of such certificates;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee under the indentures pursuant to which the debt securities are to be issued; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

In addition to the description of the debt securities in the prospectus supplement, you should refer to the detailed provisions of the indenture applicable to the debt securities, copies of which are filed as exhibits to the registration statement.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The related prospectus supplement will contain information on Federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register and will otherwise treat such registered holder as the owner of the debt security for all purposes.

Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series in different denominations having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. Neither GECC nor the trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Global Notes, Delivery and Form

We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. Under the applicable book entry system, each Global Note will be registered to a depositary (a “Depositary”) or with a nominee for a Depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

Limitation on Mergers and Sales of Assets

The indentures generally permit a consolidation or merger between us and another entity. They also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States of America or a State thereof and expressly assumes all of our obligations under the applicable indenture including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities outstanding under such indenture; and

•

immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the applicable indenture, or in the case of the secured senior debt securities, under the closed secured senior debt indenture and the mortgage to be entered into between certain subsidiaries of GECC and the security trustee upon GECC’s entry into the closed secured senior debt indenture.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, the successor entity may exercise our rights and powers under such indenture, and we will be released from further liabilities and obligations under such indenture and the related debt securities.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement. The indentures do not contain any provisions that:

•	limit our ability to incur indebtedness, or

•	provide protection in the event GE, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

However, GECC does not currently intend to have more than $2.5 billion in aggregate principal amount of secured senior debt securities outstanding under the secured indentures.

Events of Default

Unsecured Senior Debt Securities

Each unsecured senior indenture defines an “Event of Default” with respect to any series of unsecured senior debt securities as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•	default in any payment of principal or premium, if any, on any unsecured senior debt security of such series;

•	default for 30 days in payment of interest on any unsecured senior debt security of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the unsecured senior debt securities of such series;

•

default for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding unsecured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the unsecured senior debt securities of such series contained in such indenture, except defaults specifically dealt with elsewhere in Section 6.01;

•

default, as defined, with respect to any other series of unsecured senior debt securities outstanding under the relevant indenture or with respect to any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such series of unsecured senior debt securities, or under such other indenture or instrument, as the case may be, shall be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness);

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the instrument establishing such series or tranche of unsecured senior debt securities. (Section 6.01).

Each unsecured senior indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of unsecured senior debt securities does not necessarily constitute an Event of Default under any other series of unsecured senior debt securities. Each unsecured senior indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

Each unsecured senior indenture provides that if any Event of Default occurs and is continuing with respect to any series of unsecured senior debt securities issued under such unsecured senior indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding unsecured senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such unsecured senior debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such unsecured senior debt securities then outstanding. The holders of a majority in aggregate principal amount of such unsecured senior debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of unsecured senior debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the unsecured senior debt securities of such series. (Sections 6.01 and 6.07).

In each unsecured senior indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any unsecured senior debt security in respect of which the Event of Default has occurred (or holders of any series of unsecured senior debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate (as defined in the applicable unsecured senior indenture) applicable to any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the unsecured senior indentures at the request, order or direction of any holders of unsecured senior debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each unsecured senior indenture provides that the holders of a majority in aggregate principal amount of the unsecured senior debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the unsecured senior debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Secured Senior Debt Securities

Each secured senior debt indenture defines an “Event of Default” with respect to any series of secured senior debt securities issued thereunder as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•

default in any payment of principal or premium, if any, on secured senior debt securities of any series (including, in the case of the closed secured senior debt indenture, the failure to mandatorily redeem such secured senior debt securities to the extent required by, and in accordance with, the terms of the closed secured senior debt indenture);

•	default for 30 days in payment of interest on any secured senior debt security of such series;

•

default, for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding secured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the secured senior debt securities contained in the applicable secured senior debt indenture, other than such covenants or agreements as are specifically excluded for a particular series of secured senior debt securities;

•

default, as defined, with respect to any indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such indebtedness for borrowed money may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other indebtedness for borrowed money) (a “cross acceleration”) and, in each case, where the principal amount of any such indebtedness for borrowed money, together with the principal amount of any other such indebtedness for borrowed money under which there has been a cross acceleration, aggregates to more than the greater of $100.0 million and 10% of all such indebtedness for borrowed money of GECC and its consolidated subsidiaries then outstanding; or

•	certain events involving bankruptcy, insolvency or reorganization;

Other than the duties of the trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the secured senior debt indenture at the request, order or direction of any holders of secured senior debt securities issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the secured senior debt indenture provides that the holders of a majority in aggregate principal amount of the secured senior debt securities issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the secured senior debt securities. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Subordinated Debt Securities

The subordinated indenture defines an “Event of Default” with respect to any series of subordinated debt securities as any of the following:

•	default in any payment of principal or premium, if any, on any subordinated debt securities of such series;

•	default for 30 days in payment of any interest, if any, on any subordinated debt securities of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the subordinated debt securities of such series;

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of subordinated debt securities. (Section 6.01).

The subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of subordinated debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08)

The subordinated indenture provides that if an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to a series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted subordinated debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such subordinated debt securities then outstanding. The holders of a majority in aggregate principal amount of such subordinated debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of subordinated debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the subordinated debt securities of such series. (Sections 6.01 and 6.07)

In the subordinated indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any subordinated debt security in respect of which the Event of Default has occurred (or holders of any series of subordinated debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue

Rate (as defined in the subordinated indenture) applicable to any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph. The foregoing rights in respect of payment defaults do not, however, permit the acceleration of amounts scheduled to become due and payable, which remedy is limited as noted above to certain events involving bankruptcy, insolvency or reorganization.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any holders of subordinated debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the subordinated indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the subordinated debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Junior Subordinated Debentures

The junior subordinated indenture defines an “Event of Default with respect to any series of junior subordinated debentures:

•	default in the payment of principal upon any junior subordinated debenture of such series;

•

default for 30 days in the payment of any interest, including any additional interest, upon any junior subordinated debenture of such series, subject to deferral during any extension period and other than any interest that is due and payable solely by reason of a redemption of the junior subordinated debentures of such series;

•	certain events involving the bankruptcy, insolvency, or reorganization of GECC; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of junior subordinated securities. (Section 6.01)

The junior subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of junior subordinated debentures issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the junior subordinated debentures of such series or in the making of any installment or analogous obligation with respect to such series. (Section 6.08)

The junior subordinated indenture provides that if an Event of Default occurs and is continuing with respect to any series of the junior subordinated debentures, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of such series may declare the principal of, and all accrued but unpaid interest, including additional interest, on the junior subordinated debentures to be due and payable immediately. Under certain circumstances, such declaration may be annulled by the holders of a majority in principal amount of such junior subordinated debentures then outstanding. The holders of a majority in aggregate principal amount of such junior subordinated debentures then outstanding may also waive on behalf of all holders past defaults with respect such junior subordinated debentures except, a default in payment of principal, premium, if any, or interest, including additional interest, if any, on such junior subordinated debentures, or the payment of any installment or analogous obligation on the junior subordinated debentures. (Sections 6.01 and 6.07)

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debentures of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the junior subordinated indenture provides that the holders of a majority in aggregate principal amount of the junior subordinated debentures of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the junior subordinated debentures of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Modification of the Indentures

Unsecured Indentures

In general, our rights and obligations and the rights of the holders under the above-referenced unsecured indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, each unsecured indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of a debt security such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest or make a sinking fund payment;

•	reducing the interest rate or the amount of a sinking fund payment;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the unsecured indentures or to waive any covenant or default; and

(c)

make any change to the sections of the usecured indentures relating to waivers of past default or amendment to the unsecured indentures with the consent of the holders, except to increase the percentage of the aggregate principal amount of debt securities needed to waive past defaults or modify the unsecured indentures or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the unsecured indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Secured Indentures

Our rights and obligations and the rights of holders with respect to the modification of the closed secured senior indenture will be set forth in a prospectus supplement. Our rights and obligations and the rights of the holders under the above-referenced open secured senior debt indenture may be modified if the holders of not less than a majority in aggregate principal amount of the secured senior debt securities of each series affected by the modification (voting as a separate class) consent to it, unless otherwise specified in the terms establishing such series. However, the open secured senior debt indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of the secured senior debt securities such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)

reduce the percentage of the aggregate principal amount of outstanding secured senior debt securities needed to make any amendment to the open secured senior debt indenture or to waive any covenant or default; and

(c)

make any change to the sections of the open secured senior debt indenture relating to waivers of past default or amendment to the open secured senior debt indenture with the consent of the holders, except to increase the percentage of the aggregate principal amount of secured senior debt securities needed to waive past defaults or modify the secured senior debt indenture or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the open secured senior debt indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder of secured senior debt securities.

Subordination of the Subordinated Debt Securities

The subordination provisions applicable to a particular series or tranche of subordinated debt securities may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all our senior indebtedness. (Section 14.01 of the subordinated indenture).

The subordinated indenture defines “senior indebtedness” to mean:

•	the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities;

•

obligations arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes);

•	obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations for purchased money;

in each case, regardless of whether such indebtedness or obligations are outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business, including instruments evidencing those liabilities;

•	any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or

•	any obligations with respect to any capital stock.

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made by us on the subordinated debt securities and no purchase, redemption or retirement by us of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due and payable, or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the subordinated indenture).

In addition, the right to accelerate the subordinated debt securities upon an Event of Default is limited. Subordinated debt securities of a series can be accelerated, unless the principal of such series of subordinated debt securities shall have already become due and payable, in the event of an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the subordinated indenture).

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the subordinated indenture).

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, the rights of the holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the subordinated indenture).

As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

GECC has substantial unsubordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10- Q for the quarter ended September 30, 2012. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 13—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Subordination of Junior Subordinated Debentures

The subordination provisions applicable to a particular series of junior subordinated debentures may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The junior subordinated debentures will be unsecured. The junior subordinated debentures will be subordinate in right of payment to all our senior indebtedness.

The junior subordinated indenture defines “senior indebtedness” to mean:

•

the principal of, premium, if any, and interest on, all our indebtedness for money borrowed, excluding the junior subordinated debentures but including, without limitation, the subordinated notes (defined below);

•

obligations of ours arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off-balance sheet guarantees and direct credit substitutes), except where such guaranty, letter of credit or enhancement provides for payment on the junior subordinated debentures or obligations of a trust or similar entity that are payable primarily from payments made on the junior subordinated debentures;

•	obligations of ours associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations of ours for purchased money,

in each case, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business (including instruments evidencing such liabilities);

•	any indebtedness, guarantee or obligation of ours which is on parity in right of payment with or expressly subordinate or junior in right of payment to the junior subordinated debentures, or

•	any obligations with respect to any capital stock (including, without limitation, common and preferred stock).

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

We use the term “subordinated notes” to include all securities issued under (a) the Seventh Amended and Restated Fiscal and Paying Agency Agreement dated as of July 1, 2005 among GECC, GE Capital Canada Funding Company, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon (as successor to JP Morgan Chase Bank, N.A.) and as supplemented by the Supplemental Fiscal and Paying Agency Agreement dated September 15, 2005, or (b) the Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005, between GECC and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee thereunder, in each case as amended from time to time (provided that the terms of the subordination of payments on amounts due and payable from available funds in such documentation is not altered in any material respect), and other subordinated securities on parity in right of payment with such subordinated notes.

There is no limitation on our ability to issue additional senior indebtedness or subordinated indebtedness that is senior to the junior subordinated debentures. The senior debt securities and the subordinated debt securities constitute senior indebtedness under the junior subordinated indenture.

Under the junior subordinated indenture, no payment may be made by us on the junior subordinated debentures and no purchase, redemption or retirement by us of any junior subordinated debentures may be made in the event:

•	any senior indebtedness has not been paid when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the junior subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of junior subordinated debentures would be entitled but for the subordination provisions of the junior subordinated indenture will be made to holders of the senior indebtedness (except that the holders of junior subordinated debentures may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the junior subordinated debentures and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the junior subordinated indenture). Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, and holders of the junior subordinated debentures having a claim thereunder may receive less, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the junior subordinated indenture.

If a distribution is made to holders of junior subordinated debentures that, due to the subordination provisions, should not have been made to them, those holders of junior subordinated debentures are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the junior subordinated indenture).

After all senior indebtedness is paid in full and until the junior subordinated debentures are paid in full, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the junior subordinated indenture)

As a result of the subordination provisions contained in the junior subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of junior subordinated debentures. It is important to keep this in mind if you decide to hold our junior subordinated debentures.

GECC has substantial senior and subordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 13—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Option to Defer Interest Payments on the Junior Subordinated Debentures

If so specified in the terms of a particular series of junior subordinated debentures, we would have the right, at any time and from time to time, to defer all payment of interest on outstanding junior subordinated debentures for such period as may be specified in accordance with the terms of such junior subordinated debentures (any such period, an “extension period”).

Restrictions on Certain Payments under the Junior Subordinated Indenture

If we have, or are deemed to have, exercised our option to defer payments of interest on the junior subordinated debentures, as described above under the heading “—Option to Defer Interest Payments on the Junior Subordinated Debentures,” or junior subordinated debentures remain outstanding and there has occurred and is continuing an Event of Default under the junior subordinated indenture, then we will not, and will not permit any subsidiary of ours to:

•	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment on or repurchase or redeem any other subordinated indebtedness of ours that ranks pan i passu with or junior in interest to the junior subordinated debentures; or

•

make any guaranty payments with respect to any subordinated guarantee of ours of the indebtedness of any subsidiary of ours if such guaranty ranks pan i passu with or junior in interest to the junior subordinated debentures.

However, during any period, including any extension period, we shall be permitted to:

•	declare or pay dividends or distributions in our common stock;

•	declare a dividend in connection with the implementation of a stockholders’ rights plan or issue stock under any such plan in the future or redeem or purchase any such rights pursuant thereto; and

•	purchase our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees.

In addition, where junior subordinated debentures of different series issued under the junior subordinated indenture are subject to extension periods terminating at different times or in other circumstances where the payment of deferred interest cannot be made simultaneously on all junior subordinated debentures subject to an extension period, we will be permitted to make payments of interest due on particular junior subordinated debentures at the end of the extension period with respect thereto, but only if the amounts (not yet due and payable) that will be required to be paid at the close of an extension period with respect to any other series of junior subordinated debentures have been deposited with the trustee and held for application when such amounts become due and payable.

In connection with the issuance of the junior subordinated debentures, GE has covenanted that, if we declare, pay or makes any dividend, distribution or other payment to GE or any of its subsidiaries during an extension period or when an Event of Default has occurred and is continuing, in either case in violation of the restrictions described above, for so long as such restrictions are in effect and are applicable to outstanding junior subordinated debentures issued under the junior subordinated indenture, GE shall promptly return, or cause the return, to us of all such dividends, distributions, and other payments. (Section 4.06 of the junior subordinated indenture).

Governing Law

The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We, GE and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business.

The Bank of New York Mellon acts as trustee under (i) the Third Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, a Third Supplemental Indenture with us dated November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009 (ii) a Third Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture with us dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture with us dated as of July 15, 2005, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of September 1, 2006, as supplemented. Upon the issuance of secured senior debt securities, we expect that The Bank of New York Mellon will act as trustee under either or both of (a) an indenture to be executed between us and The Bank of New York Mellon as trustee and (b) an indenture to be executed among us, The Bank of New York Mellon, as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee. The Bank of New York Mellon also acts as trustee under certain other indentures with us. A number of our series of senior and subordinated unsecured notes are presently outstanding under each of the indentures referred to in clauses (i) through (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii), (iii), (v), (a) and (b) above. The Bank of New York Mellon also acts as trustee under an indenture and subordinated indenture with GE.

DESCRIPTION OF THE PREFERRED STOCK

General

Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

•	4,166,000 shares of Common Stock, par value $14.00 per share, and

•	750,000 shares of Preferred Stock, par value $.01 per share.

As of the date of this Prospectus, we have 1,000 shares of Common Stock outstanding and 40,000 shares of Preferred Stock outstanding.

We will describe the particular terms of any series of preferred stock (including preferred stock issued in the form of depositary shares representing interests therein) being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares of the series;

•	the amount of liquidation preference, if any;

•	the dividend rights;

•	the dividend rate or rates (or method of determining the dividend rate);

•	the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

•	any redemption or sinking fund provisions;

•	any voting or liquidation rights;

•	any conversion or exchange provisions, the conversion or exchange price and any adjustments thereof; and

•	the date or dates on which such shares shall be convertible or exchangeable.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

Dividend Rights

If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

The dividend payment dates and the dividend periods with respect to our preferred stock will be described in the prospectus supplement relating to such series of our preferred stock.

We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless:

•	full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock; and

•	we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

With respect to our Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our preferred stock shall be in arrears, the holders of each series of our Preferred Stock, voting separately as a class with all other holders of Preferred Stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our Preferred Stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

We may not take certain actions without the consent of at least 66 2/3% of the shares of our Preferred Stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

•

create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our Preferred Stock (other than a series which has no right to object to such creation); or

•

alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our Preferred Stock at the time outstanding.

The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

Conversion Rights

No series of preferred stock will be convertible into our common stock.

DESCRIPTION OF DELAYED DELIVERY CONTRACTS

We may issue delayed delivery contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue delayed delivery contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue delayed delivery contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any delayed delivery contract by delivering the subject securities or by delivering the cash value of such delayed delivery contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a delayed delivery contract.

The delayed delivery contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The delayed delivery contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement.

Alternatively, delayed delivery contracts may require holders to satisfy their obligations thereunder when the delayed delivery contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED OR CAPITAL SECURITIES

One or more trust entities which we would create for that purpose may issue from time to time their “preferred” or “capital” securities. We would own the common interests in the trusts and our employees would administer them. The proceeds of the sale of a trust’s securities would be used to purchase debt securities we would issue to the trust. These securities would likely be subordinated debt securities. Interest and other payments by us under the subordinated debt securities would be the trust’s sole source of revenue. We would also guarantee payments on the trust’s securities to the extent it had funds on hand available for the purposes at that time. If we determine that trust securities will be issued, this registration statement will be amended to add the trust or trusts as registrants, to provide additional information with respect to the trust securities, the debt securities to be issued to the trust and the guarantees. The trust agreement and guarantee forms would also be filed as exhibits.

DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

General

Support obligations issued under this prospectus may include guarantees and letters of credit that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder’s primary security afforded by the related support obligation.

The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement. Any support obligations will be issued pursuant to an Indenture, between us and the Bank of New York Mellon, dated as of June 3, 1994, as supplemented by a First Supplemental Indenture dated as of February 1, 1997 and a Second Supplemental Indenture dated as of July 2, 2001.

Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. No document or instrument will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Guarantees

Guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will generally include the following terms and conditions, plus any different or additional terms specified in the accompanying prospectus supplement.

The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

Letters of Credit

The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available, including, without limitation, the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption ‘). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fred A. Robustelli, Associate General Counsel—Treasury and Assistant Secretary, will provide an opinion regarding the validity of the securities for us. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE’s common stock.

EXPERTS

The consolidated financial statements and schedule of GECC as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated herein by reference from the Form 8-K filed by GECC on May 4, 2012 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph stating that, as discussed in Note 1 to the consolidated financial statements, GECC, in 2010, changed its method of accounting for consolidation of variable interest entities and, in 2009, changed its method of accounting for impairment of debt securities, business combinations and noncontrolling interests.

General Electric
Capital Corporation

Global Medium-Term Notes
Due From 9 Months
to 60 Years From Date of Issue

PROSPECTUS SUPPLEMENT

May 17, 2013

BARCLAYS CAPITAL
BOFA MERRILL LYNCH
CITIGROUP
CREDIT SUISSE
DEUTSCHE BANK SECURITIES
GE CAPITAL MARKETS, INC.
GOLDMAN, SACHS & CO.
HSBC
J.P. MORGAN
MORGAN STANLEY
RBS
UBS INVESTMENT BANK